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Pricing Supplement No.   17
                       ------
(To Prospectus Supplement dated June 30, 1995
 including the Prospectus dated May 18, 1995)

Trade Date: 11/28/95
            --------
Filing Under
Rule 424 (b) (2)

Registration
File No.
33-59227

                          Alco Capital Resource, Inc.
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                               Medium Term Notes

CUSIP:                 01374QBF4
       ------------------------------------------
Principal Amount:           10,000,000
                  -------------------------------
Interest Rate (if fixed rate):       6.20%
                               ------------------
Interest Payment Date(s):           N/A
                          -----------------------
    (other than June 15 and December 15)
Regular Record Date(s):             N/A
                        -------------------------
    (other than May 31 and November 30)
Stated Maturity:              12/1/00
                 --------------------------------
Specified Currency:          US Dollars
                    -----------------------------
Applicable Exchange Rate (if any):       N/A
                                   --------------
         US Dollar $1.00 =           N/A
                           ----------------------
Issue Price (as a percentage of
              principal amount):       100%
                                 ----------------
Selling Agent:
    -Lehman Brothers:
                      ---------------------------
    -Chase Securities, Inc.:
                             --------------------
    -Goldman, Sachs & Co.:           X
                           ----------------------
    -Merrill Lynch & Co.:
                          -----------------------
    -Other:
            -------------------------------------
Selling Agent's Commission (%):        .50%
                                -----------------
Purchasing Agent:               N/A
                  -------------------------------
Purchasing Agent's Discount or
                Commission (%):        N/A
                                -----------------
Type of Sale:
       As Agent:  X     As Principal:
                 ---                  ---
Net proceeds to the Company:       9,950,000
                             --------------------
Settlement date (original issue date):   12/1/95
                                       ----------
Redemption Commencement Date (if any):     N/A
                                       ----------
Redemption Period:              N/A
                   ------------------------------
Exchange Rate Agent:            N/A
                     ----------------------------
Original Issue Discount Security:
    Yes:      No:  X
         ---      ---
Form:
    Book Entry:  X    Certificated:
                ---                 ---
Floating Rate Notes:             N/A
                     ----------------------------
         Interest Rate Basis:         N/A
                              -------------------
    -Commercial Paper Rate:
                            ---------------------
    -Prime Rate:
                 --------------------------------
    -LIBOR:
            -------------------------------------
    -Treasury Rate:
                    -----------------------------
    -CD Rate:
              -----------------------------------
    -Federal Funds Rate:
                         ------------------------
    -Other:
            -------------------------------------

Index Maturity:                N/A
                ---------------------------------
Spread:                    N/A
        -----------------------------------------
Spread Multiplier:            N/A
                   ------------------------------
Maximum Interest Rate:             N/A
                       --------------------------
Minimum Interest Rate:            N/A
                       --------------------------
Initial Interest Rate:             N/A
                       --------------------------
    Interest Reset Date(s)
    (if semi-annually or annually):

    ---------------------------------------------
         Third Wednesday of:         N/A
                             --------------------
              Interest Reset Date (if weekly,
              monthly, or quarterly):
                                      -----------
Interest Determination Date(s):        N/A
                                -----------------
Calculation Date(s):              N/A
                     ----------------------------
Calculation Agent:               N/A
                   ------------------------------
Interest Payment Date(s):           N/A
                          -----------------------
    (other than June 15 and December 15)
Regular Record Date(s):            N/A
                        -------------------------
    (other than May 31 and November 30)
Interest Reset Period:            N/A
                       --------------------------

Authorized by:               Kathleen M. Burns
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